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                THE PHOENIX GROUP CORPORATION
                801 E. Campbell Rd., Ste. 450
                  Richardson, Texas  75081

                       PROXY STATEMENT
                             FOR
               SPECIAL MEETING OF SHAREHOLDERS

     The Phoenix Group Corporation ("Phoenix" or the "Company") provides this Proxy Statement to you, as a Shareholder of the Company , in connection with its solicitation of proxies to by used at its Special Meeting of Shareholders, which will be held on September 22, 2003.
When you properly execute and return the accompanying proxy, the shares of common stock it represents will be voted at the Meeting and, where you specify a choice on the proxy, will be voted in accordance with your specifications. If you do not specify a choice on the proxy, the shares it represents will not be voted for or against the election of directors and will be deemed voted against the proposed amendment to the Company's Certificate of Incorporation.

YOU MAY REVOKE YOUR PROXY AND RECLAIM YOUR RIGHT TO VOTE AT ANY TIME BEFORE YOUR PROXY IS VOTED BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY. PHOENIX WILL ALSO CONSIDER YOUR PROXY TO HAVE BEEN REVOKED IF WE RECEIVE A PROPERLY SIGNED PROXY THAT IS DATED AFTER AN EARLIER PROXY. YOUR PROXY MAY ALSO BE REVOKED BY REQUEST, IN PERSON, AT THE MEETING. IF YOU DO NOT REVOKE YOUR PROXY, THE SHARES REPRESENTED BY IT WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE BALLOT CARD.

RECORD DATE AND ELIGIBLE SHAREHOLDERS

     Phoenix is mailing this Proxy Statement on or about September 2, 2003, to Shareholders of record as of September 2, 2003, who are eligible to vote at the Meeting. Please carefully review the Plan and the Debtors Joint Amended Disclosure Statement, provided under separate cover, for important information concerning Shareholders and Claimants' rights, and the effect of approval or disapproval of the Plan.

COSTS OF SOLICITATION

     Phoenix is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The Company may follow the solicitation of proxies by mail with telephone, telegraph or other personal solicitations of certain Shareholders and brokers that may be conducted by one or more of its Directors or by its officers or employees. Phoenix may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not entered into any contracts or made any other arrangements for such solicitations, excepting an agreement with its transfer agent, American Stock Transfer ("AST"), who has agreed to distribute the Notice of Special Meeting, Proxy Statement and Ballot Card to CEDE & Co., Inc., as the Depository Trust Company agent for certain brokers who hold shares for their customers. The Company has agreed to reimburse AST for its costs and expenses in distributing these materials and in receiving and tabulating Ballot Cards, which it expects to be nominal. The Company does not expect to retain any third-party proxy solicitation or canvass firms, and thus cannot estimate the costs that it would incur for such services.

IMPORTANT INFORMATION CONCERNING THIS SOLICITATION

     Phoenix is conducting this solicitation of proxies in accordance with Securities Exchange Act of 1934 ("Exchange Act") Rule 14a-2(a)(4), which exempts solicitations made with respect to a plan of reorganization under Chapter 11 of the Bankruptcy Reform Act of 1978 ("Bankruptcy Act"), when made after entry of an order approving the written disclosure statement concerning a plan of reorganization pursuant to Section 1125 of the Bankruptcy Act, and concurrently with or after the transmittal of such disclosure statement, from the substantive provisions of Exchange Act Rules 14a-3 through 14a-15. Shareholders and Claimants should carefully review the Company's Plan and Disclosure Statement for important information relevant to the provision of proxies. Among other things, the Plan provides for the election of additional directors, which provides, in part, the Company with the authority to solicit proxies in accordance with the exemptions provided under the Exchange Act and by use of the Plan and Disclosure Statement.

     In summary, and not by way of limitation, the Plan and Disclosure Statement provide for existing Shareholders to retain their ownership in the Company and for the issuance of additional shares of common stock to Claimants. The rights of Claimants with respect to the issuance of shares, and their rights to vote such shares whether in person or by proxy, are entirely contingent on approval of the Plan.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the votes entitled to be cast at the Meeting is necessary to constitute a quorum.
Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Phoenix presently has 132,842,865 shares issued, all of which are entitled to vote.

REQUIRED VOTE

     Each shareholder shall be entitled to one vote per share; Phoenix' Certificate of Incorporation does not authorize cumulative voting. Each share shall be entitled to one vote for or against each director and one vote for or against the amendment to the Certificate of Incorporation. Directors shall be elected by a majority of the votes of the shares present at the meeting either in person or represented by proxy and entitled to vote on the election of directors. The proposed amendment to Phoenix' Certificate of Incorporation must be approved by a majority of the votes of all eligible shares. On all other matters presented to a vote of the Shareholders at the Meeting, a Proposal will be deemed ratified and adopted if it receives more votes in favor of such proposal than are cast against such Proposal. In the event a Shareholder abstains from voting by either returning a signed and dated Ballot Card without signifying a vote or by appearing at the Meeting and not voting, his shares will be EXCLUDED from the vote for or against the election of directors; will be counted AGAINST the proposal to amend the Certificate of Incorporation; and will be EXCLUDED from the vote for or against any other matters presented for vote. Similarly, broker non-votes will have NO EFFECT on the vote for or against the election of directors or any other proposal submitted for vote at the meeting, and will be deemed voted AGAINST the proposal to amend the Certificate of Incorporation.

     Phoenix' officers and directors have indicated that they intended to vote their shares FOR each director and FOR the proposal to amend the Certificate of Incorporation. These individuals own shares representing a total of 27,352,346 shares, or approximately 20.59% of the total number of shares of Phoenix common stock outstanding as of the record date, with the balance held by current Shareholders. In the event the Plan is approved and confirmed, Phoenix expects to issue an additional 134,147,664 shares of common stock, which will comprise 51.0% of the Company's new total number of shares of common stock, and will result in the officers and directors owning 10.25% of the Company's total number of shares of common stock, with the balance held by current and new Shareholders.

PROXIES AND PROXY HOLDERS

     All shares of common stock represented at the meeting either in person or by properly executed proxies received prior to or at the Meeting and not duly and timely revoked will be voted at the Meeting in accordance with the instructions in such proxies. If no such instructions are indicated, such shares will not be voted for or against the Company's slate of directors; against the proposal to amend the Certificate of Incorporation; and neither for nor against any other proposal submitted at the Meeting.
Phoenix knows of no other matters other than as described in the Notice that are to come before the Meeting. Authority provided by executed proxies will continue through any adjournment or postponement of the Meeting, unless such authority is specifically revoked.

     A Shareholder who has given a proxy may revoke it at any time prior to its exercise by: (i) giving written notice thereof to the Secretary of Phoenix at its principal executive offices at or prior to the taking of the vote at the Meeting; (ii) signing and returning to the Secretary of Phoenix at its principal executive offices a later dated proxy prior to the taking of the vote; or (iii) voting in person at the Meeting, however, mere attendance at the Meeting will not have the effect of revoking the proxy.

     For purpose of the Meeting, the Company has selected Ronald E. Lusk and J. Michael Poss, its Chairman and President, respectively, as the proxy holders. Mr. Lusk shall be the primary proxy holder and shall have all rights to vote valid proxies at the Meeting. Mr. Poss shall be the secondary proxy holder and shall have the authority to vote valid proxies at the Meeting only in the absence of the primary proxy holder.

DO NOT SEND STOCK CERTIFICATES WITH YOUR BALLOT CARD.

           PROPOSALS TO BE DECIDED AT THE MEETING

Election of Directors

     A.   Nominees:

In the absence of contrary instructions, the proxy holders intend to vote all proxies FOR the election of the following nominees, each for a 2 year term:

Ronald E. Lusk                J. Michael Poss
Robert L. Woodson, III        Daryl N. Snadon
Robert E. Bachman             Frank L. "Duke" Yetter
Donald R. Harkleroad

     B.   Recommendations to Shareholders:

     The Company's management, including all its Directors and Officers, believes that the election of each of the above named nominees is in the best interest of the Shareholders, and recommend a vote FOR the above-named slate of directors.

     C.   Votes Required:

     Directors shall be elected by a plurality of the votes present at the Meeting either in person or by proxy and entitled to vote on the election of directors.

     The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares of common stock voting at the Meeting at which a quorum is present could elect all of the Directors. It is expected that the proxies received by the Company will be voted by the proxy holders, except to the extent that authority is withheld on any Ballot Card as to all or one or more nominees, to elect as Directors each of the nominees.
Information Concerning Nominees

        Name            Age      Position     Director/Offi
                                                cer Since

   Ronald E. Lusk       47       Chairman          1998
  J. Michael Poss       52      President          2002
 Robert L. Woodson,     55       Director          1999
        III
 Robert E. Bachman      62
  Daryl N. Snadon       58
Donald R. Harkleroad    58
  Frank L. "Duke"       50
       Yetter


Ronald E.  Lusk     Mr. Lusk has served as the Chairman of
the Board of Directors of Phoenix since November 1998. He served as Chief Executive Officer from January 1, 1999, through November 8, 2002, and as President from March 22, 2000, to November 2, 2002. Mr. Lusk is also the President of Match, Inc., a private investment and holding company that is a shareholder in Phoenix. Mr. Lusk has 25 years of diverse business and management expertise contributing to his direct ownership and control of numerous companies, predominately in the healthcare industry. Mr. Lusk served as Chairman of the Board of Directors for Medshares, Inc. (2000-2003), a multi-state provider of home healthcare services based in Memphis, Tennessee, and as President and Secretary/Treasurer of Lifeline Management Group, Inc., a wholly-owned subsidiary of Phoenix. Mr. Lusk owns or beneficially owns 10,888,312 shares of Phoenix common stock.

J. Michael Poss Mr. Poss has served as chief financial officer of Phoenix since May 2002 and as president since November 2, 2002. In addition, since October 2002 he has served as president of both Lifeline Home Health Services, Inc. and Lifeline Managed Home Care, Inc., which are the two operating subsidiaries of Lifeline Management Group, Inc. Prior to his association with Phoenix, Mr. Poss served as executive vice president of Zix Corporation from April 2000 through February 2002 where he was involved in sales, marketing, investor relations, and the negotiation of strategic alliance agreements with industry-leading partners. Prior to moving to Zix Corporation, Mr. Poss held the position of chief financial officer of The Perot Group, the family office operation of Ross Perot. Before joining Mr. Perot in 1979, Mr. Poss worked for Arthur Young & Company. He was awarded his Certified Public Accountant designation in 1978, and he received a Bachelor of Business Administration degree from the University of Texas at Austin in 1973. Mr. Poss is also a licensed attorney, having graduated from the University of Texas Law School in 1976.

Robert L. Woodson, III Mr. Woodson has been a director of the company since 1998 and previously served as President and Chief Operating Officer of Phoenix from January 1999 to November 2000. Mr. Woodson was President and Chief Executive Officer from November 1998 to January 1999. Prior to joining the Company, Mr. Woodson was President of HFI Home Care Management LP, a company that acquires and manages home health agencies, form 1994 through 1997, and Executive Vice President and Secretary of HealthFirst, Inc., a company that manages home health agencies, from 1992 through 1994. In March 2000, Mr. Woodson resigned as an executive officer of the Company and continues to serve in the capacity as a director.

Robert E. Bachman   Mr. Bachman is the President and a
Director of USGT Investors Management Company, Inc., a Dallas, Texas-based investment/merchant bank that is the general partner of USGT Investors, LP., a private venture capital/equity fund. USGT Investors, LP owns 500,000 shares of Phoenix common stock.

Daryl N. Snadon     Mr. Snadon is the owner of Beltway
Development Company, a Dallas, Texas-based real estate
development company with a 30-year operations history.   Mr.
Snadon is the principal owner of 25 separate commercial properties in Texas and other states, and serves as an officer and director of numerous privately held corporations, as managing partner of numerous joint ventures, and as a member or partner of numerous limited liability companies and partnerships. Mr. Snadon owns or beneficially 2,056,452 shares of Phoenix common stock.

Donald R. Harkleroad     Mr. Harkleroad is President of The
Bristol Company, an Atlanta, Georgia, based holding company with interests in the food, technology, and merchant banking industries. Mr. Harkleroad owns beneficially 770,267 shares of the Company's common stock and approximately $1,000,000 of debt to be converted to common stock pursuant to the Company's reorganization.

Frank L. Yetter     Mr. Yetter retired from Horizon
Healthcare Corp. as its President and Chief Operating
Officer in 1995. Since then, he has devoted time to healthcare consulting and private investments. Mr. Yetter owns or beneficially owns 3,000,000 shares of Phoenix common stock.

Increase of Authorized Number of Shares

     A.   Proposal

     In order to give effect to the Plan of Reorganization, Phoenix must issue an additional 134,147,664 shares of common stock to Claimants; the Company currently has 132,842,866 shares issued, out of an authorized 250,000,000 shares. Phoenix seeks shareholder approval to amend its Certificate of Incorporation to increase the number of shares authorized to 500,000,000.

     B.   Recommendations to Shareholders:

     The Company's Directors have authorized a resolution to amend its Certificate of Incorporation as proposed. The
Company's management, including all its Directors and Officers, believes that the increase in the number of authorized shares is in the best interest of the Shareholders, and recommend a vote FOR the proposal.

     C.   Votes Required:

     The proposal must be approved by a majority of all shares entitled to vote, whether the Shareholders are present at the Meeting either in person or by proxy.

     Shareholders must affirmatively vote FOR the proposal, and abstentions or broker non-votes will be deemed voted
AGAINST the proposal.